Exhibit 10.8

INDUSTRIAL GROSS LEASE

ARALON PROPERTIES

BASIC LEASE INFORMATION

The following Basic Lease Information and defined terms shall be used in the construction and interpretation of this Lease, and references in this Lease to the terms below shall have the meaning set forth below. Certain other defined terms shall have the meaning given elsewhere in this Lease.

Lease Date:	March 22, 2018

Landlord:	THOMAS F. MURPHY and MARTINA MURPHY AS SETTLORS AND TRUSTEES OF THE MURPHY TRUST UDT DATED OCTOBER 3, 2003

Landlord’s Address:	c/o Aralon Properties 482 Bryant Street San Francisco, CA 94107 Attn: Director of Property Management Phone: (415) 330-3500 Fax: (415) 467-0991

Tenant:	SONDER USA, INC., a Delaware corporation

Tenant’s Address Before Commencement:	Sonder 292 lvy Street, Suite 3F San Francisco, CA 94102 Phone: 800-657-9859 Email: davidsonesunder.com martin.picardesunder.com

Tenant’s Address After Commencement:	Sonder 101 15th Street San Francisco, CA 94103 Phone: 800-657-9859 Email: davidsonesunder.com martin.picardesunder.com

Premises/Building/Property:	The premises (the “Premises”) are located in the building commonly known as 1500 16th Street, San Francisco, California (the “Property”). The Premises contain approximately 20, 270 rentable square feet of space, are commonly known as 101 15th Street, San Francisco, California, and is depicted on Exhibit A. The Premises are a part of the building (the “Building”) which is also shown on Exhibit A.

Term:	24 months

Commencement Date:	June 1, 2018

Rent Commencement Date	June 1, 2018

Expiration Date:	May 31, 2020

Base Rent:	$126,687.50

Rent Schedule:

June 1, 2018 through May 31, 2019	$126,687.50 per month

June 1, 2019 through May 31, 2020	$130,488.13 per month

Option to Extend Term	One option to extend the Term for an additional period of three (3) years, as more particularly set for in Section 3.3

Taxes and Operating Expenses:	Tenant to pay Tenant’s Percentage Share of all Excess Taxes and Operating Expenses.

Base Year:	Calendar year 2018

Utilities:	Paid by Tenant

Security Deposit:	Three Hundred Thousand Dollars ($300,000.00)

Tenant’s Percentage Share:	41%

Permitted Use:	For general office use but only to the extent permitted by the City and County of San Francisco and other applicable governmental authorities.

Prepaid Rent:	$126,687.50

Real Estate Brokers:

A. Landlord’s Broker	Touchstone Commercial Partners, Inc.

B. Commission to be paid to Landlord’s Broker	Separate agreement

C. Tenant’s Broker	Kidder Mathews

D. Commission to be paid by Landlord to Tenant’s Broker	Separate agreement

Exhibits and Addenda

Exhibit A:          Diagram of Premises

Exhibit B:          Rules

Exhibit C:          Disability Access Obligations Notice

Exhibit D:          Disability Access Brochure

This Basic Lease Information is an integral part of this Lease and the Basic Lease Information and the Lease shall be construed as one integrated document.

INDUSTRIAL GROSS LEASE

101 15TH STREET

THIS LEASE (this “Lease”) is dated as of the Lease Date specified in the Basic Lease Information, and is entered into by and between THOMAS F. MURPHY and MARTINA MURPHY AS SETTLORS AND TRUSTEES OF THE MURPHY TRUST UDT DATED OCTOBER 3, 2003 (“Landlord”), and SONDER USA, INC., a Delaware corporation (“Tenant”).

FOR GOOD AND VALUABLE CONSIDERATION, LANDLORD AND TENANT HEREBY AGREE AS FOLLOWS:

1. Definitions. The following terms shall have the meanings set forth below.

1.1. Applicable Laws. The term “Applicable Laws” means all laws, codes, rules, regulations, ordinances and directives of all governmental and quasigovernmental authorities with jurisdiction now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy, including, without limitation, laws, codes, rules, regulations and ordinances pertaining to industrial hygiene, Hazardous Materials, and the Americans With Disabilities Act and local ordinances pursuant thereto, including handicap access requirements.

1.2. Building Common Areas. The term “Building Common Areas” means the areas and facilities within the Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the Building).

1.3. Common Areas. The term “Common Areas” means the Building Common Areas and the Property Common Areas.

1.4. Property Common Areas. The term “Property Common Areas” means the areas and facilities within the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property (e.g., walkways, traffic aisles, access ways, utilities and communications conduits and facilities).

1.5. Rentable Area. The term “Rentable Area” means the rentable area of the Premises and the Building as reasonably determined by Landlord. The parties agree that for all purposes under this Lease, the Rentable Area of the Premises and the Building shall be deemed to be the number of rentable square feet identified in the Basic Lease Information.

2. Premises.

2.1. Demise. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term, at the Rent and upon the other terms and conditions set forth below.

2.2. Condition Upon Delivery. Tenant acknowledges that it has had an opportunity to thoroughly inspect the Premises and, subject to Landlord’s obligations under Section 9.2 and the Work Letter Agreement (if any), Tenant accepts the Premises in their existing “as is” condition and with all faults and defects and without any representation or warranty of any kind, express or implied.

2.3. Reserved Rights. Landlord reserves the right to do the following from time to time:

(a) Changes. To install, use, maintain, repair, replace and relocate pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities for service to other parts of the Building or the Property, including without limitation, above the ceiling surfaces and below the floor surfaces and within the walls of the Premises and in the central core areas of the Building and in the Building Common Areas, and to install, use, maintain, repair, replace and relocate any pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities servicing the Premises, which are located either in the Premises or elsewhere outside of the Premises;

(b) Boundary Changes. To change the boundary lines of the Property;

(c) Facility Changes. To alter or relocate the Common Areas or any facility within the Property;

(d) Services. To install, use, maintain, repair, replace, restore or relocate public or private facilities for communications and utilities on or under the Building and/or the Property; and

(e) Other. To perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building and/or the Property as Landlord may deem appropriate from time to time in Landlord’s sole discretion.

In its exercise of all of the above-identified rights, Landlord shall exercise reasonable commercial efforts to cause such exercise to avoid materially interfering with Tenant’s conduct of its normal business in the Premises.

3. Term.

3.1. Commencement Date. The Term shall be for the period of time specified in the Basic Lease Information unless sooner terminated as hereinafter provided. The Term shall commence on the Commencement Date specified in the Basic Lease Information. This Lease shall be binding and effective as of the date of its execution and delivery, notwithstanding that the Commencement Date or the Rent Commencement Day may be later. In no event shall Tenant enter onto the Premises prior to the Commencement Date.

3.2. Delay in Delivery. If for any reason Landlord has not delivered to Tenant possession of the Premises by the Commencement Date, this Lease shall remain in effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. In the event of a delay in delivery of the Premises, the Commencement Date shall be delayed on a day-for-day basis.

3.3. Option to Extend.

3.3.1. Option to Extend. Tenant shall have one (1) option to extend the Term (the “Extension Option”) for an additional period of three (3) years (the “Extension Term”). Tenant shall exercise the Extension Option, if at all, by written notice (“Tenant’s Extension Notice”) delivered to Landlord not later than six (6) months prior to the expiration of the initial Term, but no sooner than twelve (12) months prior to the expiration of the initial Term. Tenant’s Extension Notice must be a definitive election to exercise the Extension Option, and not merely an expression of interest or intent. If Tenant fails to deliver Tenant’s Extension Notice to Landlord strictly as and when required by this Section 3.3.1. then Tenant shall be deemed to have waived the Extension Option and the Extension Option shall lapse and be of no force or effect. In addition, if there exists an Event of Default (as defined in Section 15,1) under this Lease at the time of Tenant’s Extension Notice or at the time the Extension Term would otherwise commence, then, at Landlord’s option, Tenant shall be deemed to have waived the Extension Option and the Extension Option shall lapse and be of no force or effect.

3.3.2. Exercise of Option. If Tenant exercises the Extension Option, then the Term shall be extended for an additional period of three (3) years on all of the terms and conditions of this Lease, except that (i) Tenant shall have no further options to extend the Term, and (ii) the monthly Base Rent for the Extension Term shall be the greater of (A) the “Fair Market Rent” prevailing at the commencement of the Extension Term or (B) the monthly Base Rent in effect at the end of the initial Term. Landlord shall not be obligated to perform, or contribute funds toward the cost of, any remodeling, renovation, alteration or improvement work in the Premises in connection with Tenant’s exercise of the Extension Option. Tenant shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of the Extension Option made by parties claiming through Tenant. Landlord shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of the Extension Option made by parties claiming through Landlord.

3.3.3. Fair Market Rent. For the purposes of this Lease, the “Fair Market Rent” means the monthly rent expected to prevail as of the commencement of the Extension Term for the entire Extension Term with respect to leases of comparable premises located in San Francisco, California, of a quality and with improvements, site amenities, location, identity and access all comparable to that of the Premises, for a term equal to the Extension Term. Landlord shall notify Tenant in writing (“Landlord’s Notice”) within fifteen (15) days after receipt of Tenant’s Extension Notice of Landlord’s estimate of the Fair Market Rent for the Extension Term. Within fifteen (15) days after receipt of Landlord’s Notice, Tenant shall either (i) notify Landlord in writing that Tenant accepts Landlord’s determination of Fair Market Rent for the Extension Term or (ii) rescind Tenant’s Extension Notice. If Tenant accepts Landlord’s determination of Fair Market Rent, the parties shall amend this Lease to provide for the Base Rent during the Extension Term. If Tenant rescinds Tenant’s Extension Notice, Tenant shall be deemed to have waived all rights to extend the Term.

3.3.4. Options Personal to Original Tenant. The Extension Option granted to Tenant in this Lease is personal to the original Tenant named in this Lease, and only while the original Tenant is in full possession of the entire Premises, and cannot be assigned to or exercised by anyone other than the original Tenant.

4. Rent.

4.1. Base Rent. For purposes of this Lease, the term “Rent” shall mean the Base Rent, Prepaid Rent, all additional rent and all of the other monetary obligations of Tenant under this Lease. All payments due from Tenant to Landlord shall be made to Landlord without setoff, counterclaim, deduction or offset of any kind, in lawful money of the United States of America, at Landlord’s address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant. Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth in the Basic Lease Information. Tenant shall pay to Landlord the Base Rent specified in the Basic Lease Information in advance on or before the first day of each and every calendar month during the Term, as set forth in the Basic Lease Information. If the Term commences on other than the first day of a calendar month, the first payment of Base Rent shall be appropriately prorated on the basis of the number of days in such calendar month.

4.2. Adjustment to Base Rent. The monthly Base Rent shall be adjusted annually in accordance with the schedule listed in the Basic Lease Information.

4.3. Additional Rent. Tenant shall pay, as additional rent, all amounts that Tenant is required to pay to Landlord under this Lease in addition to Tenant’s obligation to pay to Landlord the monthly Base Rent, whether or not the same is designated “additional rent.” Tenant shall pay to Landlord all additional rent upon Landlord’s written request or otherwise as provided in this Lease.

4.4. Late Charge. Tenant acknowledges that late payment of Rent to Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge in an amount equal to ten percent (10%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies.

4.5. Interest. In addition to the imposition of a late charge pursuant to Section 4.4, any Rent that is not paid when due shall bear interest from the date due until paid at the rate (the “Interest Rate”) that is the lesser of ten percent (10%) per annum or the maximum rate permitted by law. Payment of interest shall not excuse or cure any default hereunder by Tenant.

5. Taxes.

5.1. Tenant’s Obligation. Commencing on the first day of the calendar year immediately following the Base Year and during each calendar year thereafter, Tenant shall pay to Landlord, in the manner provided below and as additional rent Tenant’s Percentage Share of all Excess Taxes. “Excess Taxes” means, with respect to any calendar year following the Base Year, the amount, if any, by which Taxes for such calendar year exceed the amount of Taxes paid by Landlord for the Base Year.

5.2. Definition. The term “Taxes” means each and all of the following: real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of all or any portion of the Building and/or the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Building and/or the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Building and/or the Property; service payments in lieu of taxes; taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on Building and/or the Property or the personal property described above, including governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services normally provided by governmental agencies; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. Landlord and Tenant acknowledge that Proposition 13 was adopted by the voters of the State of California in the June 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13, or any other cause, are to be included within the definition of Taxes for purposes of this Lease. Notwithstanding the foregoing, Taxes shall not include any Federal or State inheritance, net income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

5.3. Tenant’s Taxes. The term “Tenant’s Taxes” means: (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or trade fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property; (b) any increase in Taxes attributable to Tenant’s personal property, trade fixtures or Alterations; (c) any rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other tax based on Landlord’s receipt, or the payment by Tenant, of any Rent or other amount; and (d) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant is responsible for 100% of all of Tenant’s Taxes, without regard to increase over a base year. Tenant shall pay all of Tenant’s Taxes at least ten (10) days prior to delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If any such taxes are chargeable or assessed against Landlord, such taxes shall be due and payable by Tenant (i) no later than ten (10) days after Landlord’s invoice to Tenant or (ii) upon such recurring schedule (whether monthly or otherwise) as may be established by Landlord. All such amounts are due and payable by Tenant. If it shall not be lawful for Tenant to so reimburse Landlord for such taxes, then the Base Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax.

5.4. Estimates and Payment. Tenant shall pay to Landlord each month, at the same time and in the same manner as monthly Base Rent, onetwelfth (l/12th) of Landlord’s estimate of the amount of Excess Taxes payable by Tenant for the then-current calendar year. If at any time it appears to Landlord that Tenant’s Share of Excess Taxes payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the calendar year, and subsequent payments by Tenant for the calendar year shall be based on the revised estimate. Within one hundred twenty (120) days after the close of each calendar year, or as soon after such 120day period as practicable, Landlord shall deliver to Tenant a statement in reasonable detail of the actual amount of Excess Taxes payable by Tenant for such calendar year. Landlord’s failure to provide such statement to Tenant within the 120day period shall not act as a waiver and shall not excuse Tenant or Landlord from making the adjustments to reflect actual costs as provided herein. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against the next payment of Rent due. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. In addition, if, after the end of any calendar year or any annual adjustment of Taxes for a calendar year, Taxes are incurred or billed to Landlord that are attributable to any period within the Term, Landlord shall notify Tenant of its share of such additional Taxes and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written demand. The obligations of Landlord and Tenant under this Section with respect to the reconciliation between the estimated and actual amounts of Taxes payable by Tenant shall survive the expiration or earlier termination of this Lease.

6. Operating Expenses.

6.1. Tenant’s Obligation. Commencing on the first day of the calendar year immediately following the Base Year and during each calendar year thereafter, Tenant shall pay to Landlord, in the manner provided below and as additional rent Tenant’s Percentage Share of any and all Excess Operating Expenses. “Excess Operating Expenses” means, with respect to any calendar year following the Base Year, the amount, if any, by which Operating Expenses for such calendar year exceed the amount of Operating Expenses paid by Landlord for the Base Year.

6.2. Definition of Operating Expenses. The term “Operating Expenses” means all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair and/or maintenance of the Building, the Common Areas and/or the Properly, the surrounding property, and the supporting facilities, including, without limitation: (A) properly management fees and expenses, (B) all maintenance, janitorial and security costs (although Landlord is not required to provide security), (C) costs for all materials, supplies and equipment; (D) all costs of water, heat, gas, power, electricity, refuse collection, parking lot sweeping, landscaping and other utilities and services relating to the Common Areas; (E) all costs of capital improvements to the Building or the Common Areas made to achieve compliance with any Applicable Laws not in effect as of the date of this Lease or to improve the operating efficiency of the Building or the Property or for the safety and convenience of the tenants of the Property, all of which costs will be amortized over such reasonable period as Landlord shall determine, together with interest upon the unamortized balance at the Interest Rate or such other rate as may have been paid by Landlord on funds borrowed for the purpose of making the alterations or improvements; (F) premiums for all insurance of every type maintained by Landlord pursuant to this Lease or with respect to the Building or the Property; (G) costs for repairs, replacements (including replacement of the roof membrane), uninsured damage or insurance deductibles and general maintenance of the Building, the Common Areas and the Property, but excluding any repairs or replacements paid for out of insurance proceeds or by other parties; (H) all costs of maintaining machinery, equipment and directional signage or other markers; and (I) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or by any owners associations affecting the Building or the Property.

6.3. Less Than Full Occupancy. If the Building or the Property are less than ninetyfive percent (95%) occupied during any year of the Term, Operating Expenses for each such calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses as though ninetyfive percent (95%) of the total rentable area of the Building and/or the Property as applicable had been occupied.

6.4. Estimates and Payment of Operating Expenses. Tenant shall pay to Landlord each month, at the same time and in the same manner as monthly Base Rent, onetwelfth (l/12th) of Landlord’s estimate of the amount of Excess Operating Expenses payable by Tenant for the then-current calendar year. If at any time it appears to Landlord that Tenant’s Share of Excess Operating Expenses payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the calendar year, and subsequent payments by Tenant for the calendar year shall be based on the revised estimate. Within one hundred twenty (120) days after the close of each calendar year, or as soon after such 120day period as practicable, Landlord shall deliver to Tenant a statement in reasonable detail of the actual amount of Excess Operating Expenses payable by Tenant for such calendar year. Landlord’s failure to provide such statement to Tenant within the 120day period shall not act as a waiver and shall not excuse Tenant or Landlord from making the adjustments to reflect actual costs as provided herein. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against the next payment of Rent due. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. In addition, if, after the end of any calendar year or any annual adjustment of Operating Expenses for a calendar year, Operating Expenses are incurred or billed to Landlord that are attributable to any period within the Term (e.g., sewer district flow fees), Landlord shall notify Tenant of its share of such additional Operating Expenses and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s demand. The obligations of Landlord and Tenant under this Section 6.4 with respect to the reconciliation between the estimated and actual amounts of Operating Expenses payable by Tenant shall survive the expiration or earlier termination of this Lease.

7. Permitted Use.

7.1. Use. The Premises shall be used and occupied by Tenant solely for the Permitted Use set forth in the Basic Lease Information, and for no other use or purpose. Tenant shall not use or permit the use of the Premises in any manner that would tend to create waste or a nuisance, or that would unreasonably disturb other tenants or neighbors of the Premises, the Building or the Property, nor shall Tenant place or maintain any signs, antennas, awnings, lighting or plumbing fixtures, loudspeakers, exterior decoration or similar devices on the Premises, Building or the Property or anything that would be visible from the exterior of the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant shall not do, bring, keep or sell anything in or about the Premises or the Property that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not use any corridors, sidewalks, stairs, elevators or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises which would violate the Rules attached hereto as Exhibit B or the terms of any covenants, conditions or restrictions affecting the Building or the Property. Tenant shall cooperate with Landlord and other tenants in the Building with respect to Tenant’s use of the loading docks and shall not leave any truck unattended by or near the loading docks.

7.2. No Representations Regarding Property or Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Property or with respect to the suitability or fitness of either for the conduct of Tenant’s business or for any other purpose. Tenant further acknowledges that Landlord and its representatives have not made any representation or warranty as to whether the Premises or the Property (including any restrooms or elevators located therein) comply with any Applicable Laws relating to handicap accessibility (“Accessibility Laws”). Landlord shall not be obligated to alter, modify, renovate, undertake or pay for any improvements to the Premises or the Property (or any portion thereof) in the event that the Premises or the Property (or any portion thereof) are alleged or determined to be in noncompliance with any Accessibility Laws.

7.3. Compliance with Laws; Permits. At Tenant’s sole cost and expense, Tenant shall comply with all Applicable Laws applicable or relating to: (1) the Premises and/or Tenant’s use or occupancy of the Premises; (2) the manner or conduct of Tenant’s business or the operation of its installations, equipment or other properly; (3) the construction of any alterations or improvements in the Premises; (4) any cause or condition created by or at the request of Tenant; or (5) the breach of any of Tenant’s obligations under this Lease. Tenant’s obligations hereunder to comply with all Applicable Laws shall include the obligation to make any and all alterations and improvements required in order to comply with Applicable Laws, which work shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld and shall be obtained pursuant to the procedures for Alterations. Without limiting the generality of the foregoing, Tenant specifically agrees that Tenant shall be solely responsible for ensuring that the Premises, and its use and occupancy of the Premises and Property, complies with all Accessibility Laws. Tenant’s obligation to comply with Applicable Laws shall include, without limitation, the responsibility of Tenant to make substantial or structural repairs and alterations to the Premises regardless of, among other factors, the relationship of the cost of curative action to the rent payable under this Lease, the length of the then remaining Term of this Lease, the relative benefit of the repairs to Landlord or Tenant, the degree to which the curative action may interfere with Tenant’s use or enjoyment of the Premises, the likelihood that the parties contemplated the particular Applicable Law involved, and whether the Applicable Law involved is related to Tenant’s Permitted Use. Tenant shall give Landlord prompt written notice of any notice that Tenant receives of any violation of any Applicable Law relating to the Premises or Tenant’s use thereof. Tenant shall not apply for any permit, variance or other similar matter, nor seek a modification of any permit, use designation or zoning matter, without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

7.4. Disability Access.

7.4.1. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses, and Tenant hereby acknowledges, that the Building and the Premises have not been inspected by a Certified Access Specialist. California Civil Code Section 1938 also requires that this Lease contain the following statement:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the constructionrelated accessibility standards within the premises.”

In accordance with the foregoing, Tenant, upon at least thirty (30) days’ prior written notice to Landlord, shall have the right to require a CASp inspection of the Premises. If Tenant requires a CASp inspection of the Premises, then: (i) Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the CASp inspection during such 30day period; (ii) Tenant shall be solely responsible to pay the cost of the CASp inspection as and when required by the CASp; and (iii) Tenant shall pay to Landlord, as and when required by Landlord, the cost of making any repairs to correct violations of the constructionrelated accessibility standards within or relating to the Premises.

7.4.2. San Francisco Accessibility Disclosure. Tenant acknowledges and agrees that: (1) Tenant has received, read, understood and signed the Disability Access Obligations Notice attached hereto as Exhibit C; (2) Tenant has received, read and understood the Disability Access Brochure attached hereto as Exhibit D; and (3) this Lease clearly and satisfactorily explains Landlord’s and Tenant’s respective obligations and liabilities for making and paying for required disability access improvements on the Premises. Landlord and Tenant shall use reasonable efforts to notify each other if they make alterations to the Premises that might impact accessibility under federal and state disability access laws. TENANT SHOULD NOTE THAT the Premises and the Property may not currently meet all applicable constructionrelated accessibility standards, including standards for public restrooms and ground floor entrances and exits.

7.5. Signs. Tenant shall not attach or install any sign to or on any part of the outside of the Premises, the Building or the Property, or in the halls, lobbies, windows or elevator banks of the Building without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole discretion. All such exterior signage shall be in compliance with all Applicable Laws and Tenant shall obtain all approvals and permits necessary for the installation of such signage (and Tenant must obtain Landlord’s approval to such approvals and permit applications prior to submittal to the appropriated governmental authority). If Landlord consents to Tenant’s signage, then Tenant, upon expiration or earlier termination of this Lease, shall remove such signage and return the affected areas to their condition existing immediately prior to the placement or erection of said sign or signs and in such a condition that no discoloration or other evidence of the prior existence of the sign appears on the areas where the sign(s) previously were affixed.

7.6. Use of Common Areas.

7.6.1. Right to Use Common Areas. Landlord gives Tenant and its authorized employees, agents, customers, representatives and invitees the nonexclusive right to use the Common Areas with others who are entitled to use the Common Areas, subject to Landlord’s rights as set forth in this Section 7,6 and the other applicable terms and conditions of this Lease.

7.6.2. Rules. All Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas.

7.6.3. Control by Landlord. Landlord shall have the right: (i) to close temporarily any portion of the Common Areas for the purpose of discouraging use by parties who are not tenants or customers of tenants; (ii) to use portions of the Common Areas while engaged in making improvements, repairs or alterations to the Property; (iii) to use or permit the use of the Common Areas by others to whom Landlord may grant or have granted such rights; and (iv) to do and perform such acts in, to and with respect to the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the Property.

7.7. Environmental Matters.

7.7.1. Hazardous Materials. The term “Hazardous Materials” as used herein means any petroleum products, asbestos, polychlorinated biphenyls, PCBs, chemicals, compounds, materials, mixtures or substances that are now or hereafter defined or listed in or otherwise classified as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity pursuant to any federal, state or local law, regulation, ordinance, resolution, order or decree relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal or transportation of the same (collectively, “Hazardous Materials Laws”).

7.7.2. Tenant’s Covenants. Except for the use of ordinary office supplies and janitorial cleaning materials which in common business practice are customarily and lawfully used, stored and disposed of in small quantities, Tenant shall not use, manufacture, store, release, dispose or transport any Hazardous Materials in, on, under or about the Premises, the Building or the Property.

7.7.3. Notice. Each party shall immediately notify the other party in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (b) any claim made or threatened by any person or entity against Landlord or Tenant or the Premises relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports, information, inquiries or demands made, ordered, or received by or on behalf of Landlord or Tenant which arise out of or in connection with the existence or potential existence of any Hazardous Materials in, on, under or about the Premises, the Building or the Property.

7.7.4. Indemnity. Tenant shall pay, indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold harmless Landlord, and each of Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, lenders, successors and assigns, from and against any and all claims, liabilities, damages, judgments, fines, penalties, forfeitures, losses, costs or expenses (including attorneys’ fees) (collectively, “Claims”) arising from or related to (i) the use, analysis, generation, manufacture, storage, release, disposal or transportation of Hazardous Materials by Tenant or Tenant’s agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building or the Property, or (ii) Tenant’s failure to comply with any Hazardous Materials Law. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building or the Property and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.

7.7.5. Landlord’s Rights. Landlord shall have the right to enter the Premises at all times (including weekends and holidays) upon reasonable prior notice for the purposes of ascertaining compliance by Tenant with all applicable Hazardous Materials Laws; provided, however, that in the event of an emergency no notice shall be required.

8. Services and Utilities. Commencing on the Commencement Date, and without regard to increases over a base year, Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, telephone, refuse collection, pest control, monitoring services and all other utilities and services furnished to Tenant or the Premises, together with all related installation or connection charges or deposits. In accordance with San Francisco Environment Code Chapter 20, Tenant shall complete a data release authorization form upon request, providing Landlord with access to PG&E accounts for benchmarking purposes. If the Premises are not separately metered, Landlord will have the right to bill Tenant for Tenant’s use of utilities and services and Tenant shall pay the amount in full within fifteen (15) days after receipt of an invoice. Landlord shall have the right to install separate metering for electricity, water or gas to the Premises or to separately charge Tenant for any quantity of such utilities consumed by Tenant beyond the amounts customarily consumed by tenants in the Property as reasonably determined by Landlord. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the provision of such services based on Landlord’s reasonable estimate of the level of Tenant’s use or consumption of such services. Landlord shall bill Tenant on a monthly or other periodic basis for such services and Tenant shall pay such amounts within ten (10) days after Landlord’s submittal of its statement. Landlord shall not be in default hereunder or be liable for any damages or personal injuries to any person directly or indirectly resulting from, nor shall there be any Rent abatement by reason of, any interruption or curtailment whatsoever in utility services.

1. Maintenance and Repairs.

8.1. Tenant’s Repairs and Maintenance. Except for those portions of the Premises required to be maintained by Landlord pursuant to Section 9.2, Tenant shall, at Tenant’s sole cost and expense, repair and maintain (including making replacements, when necessary) each and every part of the Premises in good order, condition and repair, including, without limitation, (i) all interior surfaces, ceilings, walls, door frames, window frames, floors, carpets, draperies, window coverings and fixtures, (ii) all windows, doors, roll-up doors, locks and signs, (iii) all electrical, plumbing, sewage, fire and life/safety systems of the Premises, including plumbing and sewage pipes, fixtures and fittings in the Premises, (iv) all phone lines, electrical wiring, equipment, switches, outlets and light bulbs, and (v) exterior surfaces and landscaping. Tenant shall, at its sole cost and expense, cause to be maintained in good operating condition and repair (including making replacements which are not capital expenditures, when necessary) all heating, ventilating, and air conditioning equipment installed in the Premises and, at Landlord’s election, all heating, ventilating and air conditioning equipment exclusively serving the Premises. Tenant shall not enter onto the roof area of the Building. Tenant shall be responsible for its janitorial service and shall keep the Premises neat, clean and sanitary.

8.2. Landlord’s Repairs and Maintenance. Landlord shall, at its sole cost and expense, keep in good condition and repair the foundation, structural portions of the roof and other structural parts of the Building. Tenant expressly waives the benefits of any statute, including Civil Code Sections 1941 and 1942, which would afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Building in good order, condition and repair. In performing any work in, on or around the Building or the Property, Landlord, in its sole discretion, shall determine the manner in which such work is to be performed and, in connection with such work, shall have the right to erect scaffolding and take all other measures as Landlord, in its sole discretion, deems necessary or appropriate.

Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as the result of Landlord performing any maintenance, repair or other work in, on or around the Building or the Property. Except with respect to fire and other casualties within the scope of Section 11.4 [Waiver of Subrogation], if any part of the Premises required to be maintained by Landlord pursuant to this Section 9.2 is damaged or otherwise compromised by excessive use, misuse or negligence of Tenant or Tenant’s subtenants, guests or invitees, then, with Landlord’s prior written consent, Tenant shall perform such obligations at Tenant’s sole cost and expense; alternatively, at Landlord’s election, Landlord shall perform such work and Tenant shall pay the cost thereof no later than ten (10) days after demand by Landlord.

8.3. Failure to Repair or Maintain. If Tenant fails to perform any of Tenant’s obligations under this Section 9, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amounts so expended by Landlord will be additional rent due under this Lease, and such amounts will become due and payable on demand by Landlord.

8.4. Surrender of Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, ordinary wear and tear excepted, and free of all occupants. Tenant, at its sole cost and expense, shall repair any damage to the Premises caused by or in connection with the removal by Tenant of any of Tenant’s personal property, business or trade fixtures, signs, machinery, equipment, cabinetwork, furniture, moveable partitions or permanent improvements or additions. Tenant hereby waives California Civil Code 1993 et seq. and authorizes Landlord to treat any property remaining on or around the Premises or the Property as abandoned property of no value, and authorizes Landlord to remove and dispose of such property and recover from Tenant all costs and expenses Landlord incurs related to removal of such property or, at Landlord’s sole discretion, retain such property. Tenant shall indemnify Landlord against any Claims resulting from delay by Tenant in surrendering the Premises, including any Claims made by any succeeding tenant resulting from such delay. Notwithstanding anything to the contrary herein, Tenant shall, prior to the expiration or earlier termination of this Lease, at Tenant’s expense and in compliance with the National Electric Code and other Applicable Laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the exclusive benefit of Tenant in or around the Premises (collectively, the “Cabling”); provided, however, Tenant shall not remove such Cabling if Tenant receives a written notice from Landlord at least fifteen (15) days prior to the expiration of the Term authorizing such Cabling to remain in place, in which event the Cabling shall be surrendered with the Premises upon the expiration or earlier termination of this Lease.

9. Alterations.

9.1. Consent Required. Tenant shall not make any alterations, improvements or additions (each, an “Alteration”) in, on or about the Premises without Landlord’s prior written consent, except that Tenant may make Alterations without Landlord’s prior written consent (but upon fifteen [15] days’ prior written notice to Landlord) where such Alterations (a) do not affect or involve the structural portions or roof of the Building, (b) the Building’s plumbing, electrical, mechanical or HVAC systems, (c) are not visible from the exterior of the Premises, (d) do not affect the water tight character of the Building or its roof, (d) do not require a building permit, (e) do not move any interior walls or otherwise change the layout of the Premises, and (f) cost less than Fifty Thousand Dollars ($50,000), which cost applies to the entire project, not merely portions or components of it, so long as Tenant complies with all of the provisions of this Section 10. In requesting Landlord’s consent to a proposed Alteration, Tenant shall, at Tenant’s sole cost, submit to Landlord, for Landlord’s review and approval, complete drawings and specifications describing the Alteration and the identity of the proposed contractor. Landlord, at Landlord’s sole discretion, may refuse to grant Tenant permission for Alterations that require, because of application of Americans with Disabilities Act or other Applicable Laws, improvements or alterations to be made to the Building or the Common Areas. Not later than twenty (20) days prior to commencing any work relating to Alterations, Tenant shall notify Landlord in writing of the expected date of commencement thereof.

9.2. Liens. Tenant shall pay when due all claims for labor or materials furnished to Tenant for use in the Premises. Tenant shall not permit any mechanics’ liens or any other liens to be levied against the Premises or the Building for any labor or materials furnished to Tenant in connection with work performed on the Premises by or at the direction of Tenant. Tenant shall pay, indemnify, hold harmless and defend Landlord (by counsel reasonably satisfactory to Landlord) from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. If Tenant shall not, within ten business (10) days following receipt of Landlord’s written notice information Tenant of the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Interest Rate.

9.3. Compliance with Laws and Regulations. All Alterations in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, and shall be completed in compliance with all Applicable Laws and all rules, regulations and requirements specified by Landlord at any time and from time to time (including any requirements imposed by Landlord relating to the amount and types of insurance required to be carried by all contractors, suppliers and other parties performing all or any portion of such Alterations).

9.4. Other Terms and Conditions. Tenant shall reimburse Landlord upon demand and receipt of supporting documentation for any actual and reasonable expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as built plans and specifications of the Building to reflect the Alterations. Before commencement of any Alteration, Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least twenty (20) days’ prior written notice and shall cooperate with Landlord in posting and maintaining notices of nonresponsibility in connection with the Alterations. Landlord shall have the right to post notices of nonresponsibility on the Premises and the Building without Tenant’s consent. Within thirty (30) days following the completion of any Alterations, Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form, and show the Alterations in reasonable detail, including, to the extent applicable, (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safely fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

9.5. End of Term. Landlord, by written notice, may require that Tenant, at Tenant’s expense, remove any Alterations prior to or upon the expiration or earlier termination of this Lease (including any cabling installed by Tenant in the Premises), and restore the Premises to their condition prior to such Alterations, excepting reasonable wear and tear. Unless Landlord requires their removal, as provided above, all Alterations made to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises upon the expiration of this Lease.

9.6. Wi-Fi Network. If Tenant desires to install wireless intranet, Internet and communications network (“WiFi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Lease and this Section 10.6. Any WiFi Network shall be subject to Landlord’s review and approval pursuant to the terms of, and subject to, the terms and conditions of this Section 10. If Landlord consents to Tenant’s installation of such WiFi Network, Tenant shall, in accordance with the terms of this Lease, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the WiFi Network so as not to cause any interference to other tenants in the Building or to other tenants on the Property or with any other tenant’s communication equipment, and not to damage the Building or the Property or interfere with the normal operation of the Building or the Property. Tenant hereby agrees to pay, indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 10.6. Should any interference occur, Tenant shall take all necessary steps as soon as possible, and no later than one (1) business day following Tenant’s receipt of Landlord’s written notice informing it of such interference, to correct such interference. If such interference continues after such 1day period, Tenant shall immediately cease operating such WiFi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with Tenant’s WiFi Network. Landlord makes no representation that the WiFi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the WiFi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any Applicable Laws in connection with the installation, maintenance or use of the WiFi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the WiFi Network.

10. Insurance and Indemnity.

10.1. Tenant’s Insurance. Tenant shall obtain and maintain during the Term the following insurance:

10.1.1. Commercial General Liability Insurance. Commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined, Five Million Dollars ($5,000,000.00) annual general aggregate, and Three Million Dollars ($3,000,000.00) products and completed operations annual aggregate. Tenant’s commercial general liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises; (v) extend coverage to cover liability for the actions of Tenant’s employees and invitees; and (vi) provide that the entire insured limits are available for occurrences relating to the Premises and the Property. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance; (iv) name as additional insureds Landlord, Landlord’s lender and such other parties as Landlord may designate to Tenant from time to time; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All insurance policies or endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office. A portion of the coverage specified above may be provided by umbrella and/or excess liability coverage, provided that: (a) the entire limits specified above must be available for occurrences relating to the Premises and the Property; and (b) all policies must be concurrent and the umbrella and/or excess liability policies must provide coverage that is at least as broad as that provided by Tenant’s commercial general liability policy.

10.1.2. Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by state s and federal statute;

10.1.3. Property Insurance. “Special Form” property insurance (or its equivalent if “Special Form” property insurance is not available), including vandalism and malicious mischief, boiler and machinery comprehensive form, if applicable, and endorsement for earthquake sprinkler damage, each covering damage to or loss of Tenant’s personal property, fixtures and equipment, including electronic data processing equipment (“EDP Equipment”), media and extra expense, and all alterations, additions and improvements made by or at the request of Tenant to the Premises (and coverage for the full replacement cost thereof). EDP Equipment, media and extra expense shall be covered for perils insured against in the so-called “EDP Form”. If the property of Tenant’s invitees is to be kept in the Premises, Tenant must obtain and maintain in effect warehouser’s legal liability or bailee customers insurance for the full replacement cost of such property;

10.1.4. Automobile Liability. Insurance covering all owned, non-owned, and hired vehicles with a One Million Dollars ($1,000,000) per accident limit for bodily injury and property damage.

10.1.5. Additional Insurance. Any such other insurance as Landlord or Landlord’s lender may reasonably require, but excluding earthquake insurance (Tenant agrees that Landlord shall have no responsibility to repair or replace any of Tenant’s property damaged by an earthquake and Tenant shall be solely responsible for such repair and replacements).

10.2. Landlord’s Insurance.

10.2.1. Fire and Extended Coverage. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect property insurance on the Building with responsible insurers, on a “special form” basis (or other form selected by Landlord), insuring the Building in an amount and with deductibles determined by Landlord from time to time in Landlord’s sole discretion. Landlord may, but shall not be obligated to, carry insurance against additional perils (including earthquake insurance). The amount, types and scope of coverage of Landlord’s insurance hereunder shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any such insurance or coverage to the extent that it is not reasonably available in the commercial insurance industry from recognized carriers or not available at a cost that is in Landlord’s judgment economic or feasible under the circumstances. All insurance proceeds payable under Landlord’s property insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein. All insurance carried by Landlord pursuant to this Section 11.2.1 shall be an Operating Expense.

10.2.2. Commercial General Liability. Landlord shall procure and maintain with respect to the Property commercial general liability insurance in such amounts as Landlord reasonably determines. All insurance carried by Landlord pursuant to this Section 11.2.2 shall be an Operating Expense.

10.3. General. Tenant’s insurance carrier must be authorized to do business in the State of California, with a policyholders and financial rating of at least A:IX Class status as rated in the most recent edition of Best’s Key-Rating guide. Each of Tenant’s liability insurance policies shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as to adversely affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (ii) Landlord is an additional insured, (iii) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to Section 11.4, and (iv) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s lender or Landlord’s insurance adviser, the specified amounts of coverage are no longer adequate, then, no later than thirty (30) days after written notice to Tenant, Tenant shall increase such coverage as required by Landlord. Prior to the commencement of the Term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it with endorsements. At least thirty (30) days prior to the expiration of each insurance policy carried by Tenant or any renewal or modification thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

10.4. Waiver of Subrogation. Landlord waives all claims against Tenant and Tenant’s officers, directors, partners, employees, agents and representatives for loss or damage to property to the extent that such loss or damage is insured against under any valid and collectable property insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy. Tenant waives all claims against Landlord and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, for loss or damage to property to the extent such loss or damage is insured against under any valid and collectable property insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy. Tenant agrees that in the event of a sale, assignment or transfer of the Premises by Landlord, this waiver of subrogation shall continue in favor of the original Landlord and any subsequent Landlord. If any policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, then the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

10.5. Waiver. Neither Landlord nor any of the Landlord Entities (as defined below) shall be liable for, and Tenant waives any Claims against Landlord and the Landlord Entities, any damage or injury which arises from or is related to (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, heating, ventilating, air conditioning or lighting fixtures or (ii) the condition of the Premises. Landlord shall not be liable for any damages arising from any act or neglect (passive or active) of any other tenants of Landlord or any subtenant or assignee of such other tenants nor from the failure by Landlord to enforce the provisions of any other lease. Notwithstanding Landlord’s negligence (active or passive), gross negligence (active or passive), or breach of this Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God or war, violence or insurrection, including, but not limited to, those caused by earthquakes, hurricanes, storms, drought, floods, acts of terrorism, and/or riots.

10.6. Tenant Indemnity. Except to the extent attributable to the negligence or willful misconduct of any Landlord Entity, Tenant shall pay, indemnify, defend (by counsel reasonably satisfactory to Landlord) and hold harmless Landlord, and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns (collectively, the “Landlord Entities”), from and against all Claims against Landlord Entities arising from or related to any Claim by a third party against a Landlord Entity arising out of any cause whatsoever, including, without limitation, (a) any damage to any property (including but not limited to property of any Landlord Entity) or death, bodily or personal injury to any person occurring in or about the Premises; (b) the conduct or management of any work or anything whatsoever done by Tenant on or about the Premises or from transactions of Tenant concerning the Premises; (c) Tenant’s failure to comply with any Applicable

Laws; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed by Tenant pursuant to this Lease. The provisions of this Section 11.6 shall survive the Expiration Date or earlier termination of this Lease. The foregoing indemnity obligation of Tenant shall include reasonable attorneys’ fees, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made.

10.7. Landlord Indemnity. Except to the extent attributable to the negligence or willful misconduct of any Tenant Entity, Landlord shall pay, indemnify, defend (by counsel reasonably satisfactory to Tenant) and hold harmless Tenant, and Tenant’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns (collectively, the “Tenant Entities”), from and against all Claims against Tenant Entities arising from or related to any Claim by a third party against a Tenant Entity arising out of any cause whatsoever, including, without limitation, (a) any damage to any property (including but not limited to property of any Tenant Entity) or death, bodily or personal injury to any person occurring in or about the Premises; (b) the conduct or management of any work or anything whatsoever done by Landlord on or about the Premises or from transactions of Landlord concerning the Premises; (c) Landlord’s failure to comply with any Applicable Laws; or (d) any breach or default on the part of Landlord in the performance of any covenant or agreement to be performed by Landlord pursuant to this Lease. The provisions of this Section 11.6 shall survive the Expiration Date or earlier termination of this Lease. The foregoing indemnity obligation of Landlord shall include reasonable attorneys’ fees, and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made.

11. Damage or Destruction.

11.1. Landlord’s Obligation to Rebuild. Subject to the provisions of Section 12.2, Section 12.3 and Section 12.4, if, during the Term, the Premises are totally or partially destroyed from any insured casualty, Landlord shall, within ninety (90) days after obtaining all required permits and approvals, commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion. Landlord’s obligation shall not include repair or replacement of Tenant’s Alterations or Tenant’s equipment, furnishings, fixtures and personal property. If the thenexisting laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, and Landlord is unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 90day period, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after expiration of the 90day period.

11.2. Right to Terminate. Each party shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that (i) there are insufficient insurance proceeds made available to Landlord to pay all of the costs of the repair or restoration or (ii) the repair or restoration of the Premises or the Building cannot be completed within nine (9) months after the date of the casualty. If either party elects to exercise the right to terminate this Lease as a result of a casualty, such party shall exercise the right by giving the other party written notice of its election to terminate this Lease within forty-five (45) days after Landlord’s delivery of its estimate for the time required to complete such repairs, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If this Lease is not terminated, Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Premises or the Building as soon as practicable and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion and this Lease shall continue in full force and effect.

11.3. Last Year of Term. In addition to Landlord’s and Tenant’s right to terminate this Lease under Section 12.2, each party shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to the other party if the Premises or the Building is substantially destroyed or damaged during the last twelve (12) months of the Term. Landlord or Tenant shall notify the other party in writing of its election to terminate this Lease under this Section, if at all, within forty-five (45) days after such substantial destruction or damage of the Premises or the Building. If a party does not elect to terminate this Lease, the repair of the Premises or Building shall be governed by Section 12.1, Section 12.2 and Section 12.4.

11.4. Uninsured Casualty. If the Premises are damaged from any uninsured casualty to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (ii) within the 90day period Landlord may elect not to so restore the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within the 90day period.

11.5. Abatement of Rent. In the event of destruction or damage to the Premises which substantially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, there shall be an abatement or reduction of Base Rent between the date of destruction and the date Landlord substantially completes its reconstruction obligations, based upon the extent to which the destruction materially interferes with Tenant’s use of the Premises. All other obligations of Tenant under this Lease shall remain in full force and effect. Except for abatement of Base Rent as provided above, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.

11.6. Waiver. The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

12. Eminent Domain.

12.1. Condemnation. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold in lieu thereof (“Condemned” or taken by “Condemnation”), this Lease shall terminate as to the part so taken as of the date of title vesting in such proceeding. In the case of a partial condemnation of greater than fifty percent (50%) of the rentable area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after the date of title vesting in such proceeding. In the event of a partial condemnation of the Premises that does not result in a termination of this Lease, the monthly Base Rent thereafter to be paid shall be equitably reduced on a rentable square footage basis. If the continued occupancy of Tenant is materially interfered with for any time during the partial taking, notwithstanding the partial taking does not terminate this Lease as to the part not so taken, the Base Rent shall proportionately abate to the extent of such interference.

12.2. Termination. If fifteen percent (15%) or more of the Property or of the parcel(s) of land on which the Building is situated or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation Landlord determines (in its sole reasonable discretion) that the Building is no longer reasonably suitable for the purposes for which Landlord is then leasing it, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the date of title vesting in such Condemnation proceeding, by notice to Tenant within thirty (30) days after the Date of Condemnation.

12.3. Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid in connection with such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs which Tenant might incur in moving Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

12.4. Waiver. Tenant hereby waives any right at law or in equity which it might have to terminate this Lease on account of any taking by condemnation or power of eminent domain affecting the Premises, the Building or the Property, including all rights under California Code of Civil Procedure Section 1265.120 and Section 1265.130, and any similar or successor statutes. In the event of such a taking, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

13. Assignment and Subletting.

13.1. Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part (each hereinafter referred to as an “assignment”), nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each hereinafter referred to as a “sublet” or “subletting”), without the prior written consent of Landlord in each instance. Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed, except that Landlord may withhold in its sole discretion any collateral assignment of this Lease. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any purported assignment or subletting contrary to the provisions of this Lease without Landlord’s prior written consent shall be void and, at Landlord’s election, shall constitute an Event of Default. Landlord’s consent to any assignment or subletting shall not constitute a waiver of the necessity for obtaining Landlord’s consent to any subsequent assignment or subletting. Landlord may consent to any subsequent assignment or subletting, or any amendment to or modification of this Lease with the assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of any liability under this Lease. As additional rent hereunder, Tenant shall reimburse Landlord for all reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting

13.2. Information to be Furnished. If Tenant desires at any time to assign its interest in this Lease or sublet the Premises, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the terms and provisions of the proposed assignment or sublease and a copy of the proposed form of assignment or sublease; (ii) the proposed assignee’s or subtenant’s financial statements for its last three fiscal years and the then current year-to-date; (iii) a detailed description of the use of the Premises proposed by such proposed assignee or subtenant; (iv) a list of the principals of the proposed assignee or subtenant; and (v) any other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

13.3. Parameters of Landlord’s Consent. Tenant acknowledges and agrees that, among other reasons for which Landlord may reasonably withhold consent to a proposed assignment or sublease, it shall be reasonable for Landlord to withhold consent where (i) the proposed assignee or sublessee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the proposed assignee’s or sublessee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed assignee or sublessee at the Premises, (iii) the proposed assignee or sublessee is a governmental agency or unit or an existing tenant or an affiliate of an existing tenant in the Building, (iv) the proposed assignment or sublease would violate any “exclusive” rights that are binding on Landlord, (v) Landlord or Landlord’s agent has shown space in the Building to the proposed assignee or sublessee or responded in writing to any inquiries from the proposed assignee or sublessee or its agent concerning availability of space in the Building at any time within the preceding six (6) months, (vi) a proposed assignment or sublease would violate the terms of any mortgage, deed of trust or ground lease, (vii) any lender objects to the proposed assignment or sublease, or (viii) Landlord otherwise determines that the proposed assignment or sublease would have the effect of decreasing the value of the Property or increasing the expenses associated with operating, maintaining or repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Building.

13.4. Landlord’s Election. At any time within thirty (30) days after Landlord’s receipt of the information specified in Section 14.2, Landlord may, by written notice to Tenant, elect to (i) terminate this Lease as to the space in the Premises that Tenant proposes to sublet, (ii) terminate this Lease as to the entire Premises (available only if Tenant proposes to assign all of its interest in this Lease or the total amount of rentable square feet of space that Tenant proposes to sublease, together with the aggregate amount of rentable square feet of space in the Premises previously subleased by Tenant or recaptured by Landlord pursuant to this Section, exceeds fifty percent (50%) or more of the original Premises), (iii) consent to the proposed assignment or subletting by Tenant, or (iv) withhold its consent to the proposed assignment or subletting by Tenant. Notwithstanding the foregoing or any other provision of this Lease, Landlord shall not be deemed to have consented to any proposed assignment or sublease on account of Landlord’s failure to respond within the 30day period set forth above. Under no circumstances shall Landlord be deemed to have waived its rights under this Section 14.4.

13.5. Termination. If Landlord elects to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 14.4, this Lease shall terminate effective as of the later of (a) the one hundred twentieth (120th) day after Landlord notifies Tenant in writing of its election to terminate this Lease or (b) the effective date of the proposed assignment or sublease. If Landlord terminates this Lease with respect to less than all of the Premises, Tenant shall, at Landlord’s sole election, either (i) reimburse Landlord for all costs incurred by Landlord in partitioning the Premises to provide the occupants of each premises commercially reasonable and secured access to their respective premises, legal fire exits, access to bathrooms and utility rooms and loading facilities, and in separately metering all utility services (including heating and air conditioning zoning) servicing each premises, including all design, permitting and construction costs, or (ii) perform, at Tenant’s sole cost and expense, all the work described in clause (i) relating to the partitioning of the Premises to Landlord’s reasonable satisfaction, all in accordance with plans approved by Landlord. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in reviewing the plans for the partitioning work and all other related work.

13.6. Bonus Rental. Except as expressly set forth herein, if, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of the excess of each such payment of Rent or other consideration received by Tenant promptly after Tenant’s receipt of such Rent or other consideration. In addition, Tenant shall pay to Landlord fifty percent (50%) of any “key money” or other nonrent consideration. Notwithstanding the foregoing, Tenant shall have the right to deduct from such Rent or other consideration the actual and commercially reasonable attorneys’ fees and brokerage fees paid by Tenant in connection with such sublease or assignment.

13.7. Scope. The restrictions relating to assigning or subletting contained in this Section 14 shall be construed to include, without limitation, assignments or sublettings by operation of law. If this Lease is assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent due herein and apportion any excess rent so collected in accordance with the terms of Section 14.6, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions regarding assignment and subletting, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

13.8. Transfer of Interests. As used herein, an assignment or subletting includes the following: (i) if Tenant is a partnership or limited liability company, a transfer, voluntary or involuntary, of all or any part of any interest in such partnership or limited liability company, or the dissolution of the partnership or limited liability company, whether voluntary or involuntary; (ii) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the transfer, either by a single transaction or in a series of transactions, of a controlling percentage of the stock of Tenant, or the sale, by a single transaction of or series of transaction, within any oneyear period, of corporate assets equaling or exceeding twenty percent (20%) of the total value of Tenant’s assets, unless any such corporate change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purposes of acquiring effective control of Tenant; (iii) if Tenant is a trust, the transfer, voluntarily or involuntarily, of all or any part of the controlling interest in such trust; and (iv) if Tenant is any other form of entity, a transfer, voluntary or involuntary, of all or any part of any interest in such entity. As used herein, the phrase “controlling percentage” or “controlling interest” means the ownership of, and/or the right to vote, stock possessing fifty percent (50%) or more of the total combined interests in Tenant, or voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors. Each of the identified transactions in Section 14.8 is deemed to be an assignment or subletting and would have to satisfy Section 14.1 in order to be able to enter into such transaction.

14. Default by Tenant.

14.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant under this Lease:

14.1.1. Payment. A failure by Tenant to pay Rent within three (3) days after Tenant’s receipt of written notice from Landlord that such payment is due;

14.1.2. Bankruptcy. The bankruptcy or insolvency of Tenant, any transfer by Tenant to defraud creditors, any assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution;

14.1.3. Abandonment. The abandonment of the Premises;

14.1.4. Failure to Comply. Tenant’s failure to comply with the provisions of Section 14, Section 18 or Section 19; and

14.1.5. Performance of Lease Terms. Tenant’s failure to perform any of the other terms, covenants, agreements or conditions of this Lease to be observed or performed by Tenant (excluding any Event of Default under Section 15.1.1 through Section 15.1.4), which default has not been cured within fifteen (15) days after Tenant’s receipt of written notice thereof by Landlord to Tenant.

An Event of Default shall constitute a default by Tenant under this Lease. In addition, any notice required to be given by Landlord under this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Civil Code of Procedure. Tenant shall pay to Landlord the amount of One Thousand Dollars ($1,000.00) for each notice of default given to Tenant under this Lease, which amount is the amount the parties reasonably estimate will compensate Landlord for the cost of giving such notice of default.

14.2. Remedies. Upon the occurrence of an Event of Default, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity that Landlord may have by reason of such Event of Default:

14.2.1. Continue Lease. Pursue the remedy described in California Civil Code Section 1951.4 whereby Landlord may continue this Lease in full force and effect after Tenant’s breach and recover the Rent and any other monetary charges as they become due, if Tenant has the right to sublet or assign this Lease, subject only to reasonable limitations. During the period Tenant is in default, Landlord shall have the right to do all acts necessary to preserve and maintain the Premises as Landlord deems reasonable and necessary, including removal of all persons and property from the Premises, and Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term.

14.2.2. Perform. Pay or perform such obligation due (but shall not be obligated to do so), if Tenant fails to pay or perform any obligations when due under this Lease within the time permitted for their payment or performance. In such case, the costs incurred by Landlord in connection with the performance of any such obligation will be additional rent due under this Lease and will become due and payable on demand by Landlord.

14.2.3. Terminate. Terminate Tenant’s rights to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation, the following: (A) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that is proved could have been reasonably avoided; plus (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that is proved could be reasonably avoided; plus (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. In addition, Landlord shall be entitled to recover from Tenant the unamortized portion of any tenant improvement allowance, free rent or other allowance provided by Landlord to Tenant and any brokerage commission or finders’ fee paid or incurred by Landlord in connection with this Lease (amortized with interest at the Interest Rate on a straight line-basis over the initial Term of this Lease.) Upon any such termination of Tenant’s possessory interest in and to the Premises, Tenant (and at Landlord’s sole election, Tenant’s sublessees) shall no longer have any interest in the Premises, and Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises that Landlord in its sole discretion deems reasonable and necessary. The “worth at the time of award” of the amounts referred to in clauses (A) and (B) above is computed by allowing interest at the maximum rate an individual is permitted by law to charge. The worth at the time of award of the amount referred to in clause (C) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.2.4. Additional Remedies. Pursue any other legal or equitable remedy available to Landlord. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the lesser of ten percent (10%) per annum or the highest rate allowed by law.

14.3. Waiver of Right of Redemption. In the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder, Tenant hereby waives any right of redemption or relief from forfeiture as provided by law.

15. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord, or the holder of any mortgage, deed of trust or ground lease covering the Premises, fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage, deed of trust or ground lease covering the Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or the holder of any such mortgage, deed of trust or ground lease commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant be entitled to terminate this Lease by reason of Landlord’s default, and Tenant’s remedies shall be limited to an action for monetary damages at law, injunctive relief or specific performance.

16. Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under this Lease, or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to its original amount. If Tenant is not in default at the expiration or termination of this Lease and has fully performed all of its obligations under this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant hereby waives (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein or in any Security Deposit Laws, the Security Deposit may be retained and applied by Landlord (a) to offset all Rent which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Landlord before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AND ALL OTHER SECURITY DEPOSIT LAWS, NOW OR HEREAFTER IN FORCE, WHICH PROVIDE THAT LANDLORD MAY CLAIM FROM A SECURITY DEPOSIT ONLY THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY TENANT OR TO CLEAN THE PREMISES, IT BEING AGREED THAT LANDLORD MAY, IN ADDITION, CLAIM THOSE SUMS REASONABLY NECESSARY TO COMPENSATE LANDLORD FOR ANY OTHER LOSS OR DAMAGE, FORESEEABLE OR UNFORESEEABLE, CAUSED BY THE ACTS OR OMISSIONS OF TENANT OR ANY OFFICER, EMPLOYEE, AGENT, CONTRACTOR OR INVITEE OF TENANT.

1. Estoppel Certificate.

16.1. Obligation to Execute Estoppel. No later than ten (10) business days after notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the amount of the Rent and the Security Deposit, (iii) the date to which the Rent has been paid, (iv) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (v) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s Base Rent has been paid in advance.

16.2. Financial Statements. If Landlord desires to sell all or any portion of its interest in the Building or the Properly or to finance or refinance the Building or the Property, Tenant agrees to deliver to Landlord and any lender or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by Landlord or such lender or prospective purchaser within ten (10) business days after Landlord’s written request. If audited financial statements are not available, Tenant shall deliver to Landlord Tenant’s financial statements certified to be true and correct by Tenant’s chief financial officer. Before delivery of any financial statements, Landlord and each such person to whom Landlord intends to deliver a copy shall enter with Tenant an agreement undertaking to Tenant to hold all information and data therein in confidentiality and shall be approved by Tenant.

17. Subordination. This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, refinancings and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. No later than ten (10) business days after written request by Landlord, Tenant shall execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment. In the event of such foreclosure, any new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month’s rent. The agreements contained in this Section 19 shall be effective without the execution of any further documents; provided, however, that no later than ten (10) days after written request by Landlord or a lender in connection with a sale, financing or refinancing of Premises, Tenant shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment, and/or nondisturbance agreement, as is provided for herein.

18. Attorneys’ Fees. In any action or proceeding which Landlord or Tenant brings against the other party in order to enforce its respective rights hereunder or by reason of the other party failing to comply with all of its obligations hereunder or to otherwise construe or interpret this Lease, whether for declaratory or other relief, the non-prevailing party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. A party shall be deemed to have prevailed in any action

(without limiting the definition of prevailing party) if such action is dismissed upon the payment by the other party of the amounts allegedly due or the performance of obligations which were allegedly not performed, or if such party obtains substantially the relief sought by such party in the action, regardless of whether such action is prosecuted to judgment.

19. Notices. All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be personally delivered, delivered by courier service, delivered by national overnight delivery service (e.g., Federal Express, Airborne Express, UPS), or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: (A) to Tenant, at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; and (B) to Landlord, at the address specified in the Basic Lease Information or to such other place and to such other parties as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective upon delivery or refusal of delivery.

1. General Provisions.

19.1. Applicable Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of California, notwithstanding any choice of law statutes, regulations, provisions or requirements to the contrary.

19.2. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.3. Entire Agreement. This Lease, including attached Exhibits, Addenda and the Basic Lease Information, contains all agreements and understandings of the parties and supersedes and cancels any and all prior or contemporaneous written or oral agreements, instruments, understandings, and communications of the parties with respect to the subject matter herein. This Lease, including the attached Exhibits, Addenda, and Basic Lease Information, may be modified only in a writing signed by each of the parties. The Exhibits, Addenda and Basic Lease Information attached to this Lease are incorporated herein by reference. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments, Addenda or Exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

19.4. Waiver. Failure of Landlord to declare an Event of Default immediately upon the occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, and Landlord shall have the right to declare any such Event of Default at any time thereafter. No waiver by Landlord of an Event of Default, and no modification or waiver of any term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless expressly made in writing by an authorized signatory of Landlord and no waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default or other such matter shall affect or apply to any other Event of Default, matter or period of time, other than the Event of Default, matter or period of time specified in such express written waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent (or any partial payment of Rent) by Landlord shall not constitute a waiver of any Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent (or portion thereof, if Tenant makes a partial payment) so accepted, regardless of Landlord’s knowledge of any concurrent Event of Default or matter.

19.5. Holdover. Should Tenant, or any of its successors in interest, hold over in the Premises, or any part thereof, after the expiration of the Term unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to one hundred and fifty percent (150%) of the Base Rent owed during the final year of the Term, as the same may have been extended, together with the additional rent due under this Lease. The inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over. In addition, Tenant shall indemnify, protect, defend and hold harmless Landlord for all Claims, including any consequential damages incurred by Landlord, as a result of Tenant failing to surrender the Premises to Landlord and vacate the Premises by the end of the Term.

19.6. Successors and Assigns. Subject to the provisions of this Lease regarding assignment or subletting by Tenant, this Lease shall bind the parties and their personal representatives, successors and assigns.

19.7. Entry. Upon reasonable prior written or oral notice to Tenant (which notice shall not be required in the event of an emergency), Landlord and Landlord’s representatives and agents shall have the right to enter the Premises for the purpose of inspecting the same, measuring or monitoring Tenant’s energy usage, showing the same to prospective purchasers or lenders, making such alterations, repairs, improvements or additions to the Premises, the Building or the Common Areas as Landlord may deem necessary or desirable, and for all other reasonable purposes. Landlord may at any time during the last six (6) months of the Term show the Premises to prospective tenants and place on or about the Premises any ordinary “For Lease” sign. Landlord may at any time place on or about the Premises any ordinary “For Sale” sign.

19.8. Limitation of Liability. If Landlord or any successor owner of the Building sells or conveys the Building, then all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance shall terminate and become binding on the new owner, and Tenant shall release Landlord from all liability under this Lease (including the Security Deposit if the same has been transferred to the successor). Tenant expressly agrees that: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, partners, employees, affiliates, joint venturers, members, trustees, beneficiaries, owners, shareholders or other principals, agents or representatives of Landlord; and (ii) Tenant shall have recourse only to Landlord’s interest in the Building and proceeds thereof for any recovery of damages for any breach by Landlord of this Lease or any recovery of any judgment from Landlord, and not against the other assets of Landlord.

19.9. Authority. Tenant and the individuals signing this Lease on behalf of Tenant hereby represent and warrant to Landlord on behalf of Tenant that: (i) Tenant has full power and authority to execute and deliver this Lease and that he or she is authorized to sign this Lease on behalf of Tenant; (ii) this Lease has been duly and validly authorized, executed and delivered by Tenant and no other authorization or third party consent is required; (iii) this Lease is enforceable against Tenant in accordance with its terms; and (iv) the entity named as Tenant in this Lease is the parent company of the business to be operated in the Premises and there is no parent or affiliate of Tenant with greater assets than those of Tenant.

19.10. Time. Time is expressly declared to be of the essence of this Lease and of each and every covenant, term, condition, and provision hereof.

19.11. Joint and Several Liability. If there is more than one party comprising Tenant, the obligations imposed on Tenant shall be joint and several.

19.12. Construction. Unless otherwise specified, wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. Unless otherwise specified, all “days” referred to in this Lease are calendar days. The term “business days” means Monday through Friday, excluding State and Federal holidays. If any time period in this Lease is calculated based on a certain number of “months,” then that time period shall be calculated based on the way that dates are numbered in the applicable months, rather than the actual number of days elapsed (for example, the period from February 15 to March 15 is considered one month, notwithstanding that such period contains fewer than 30 days, and the period from September 15 to December 15 is considered three months, notwithstanding that such period contains 91 days). References in this Lease to “Sections” and “Exhibits” shall mean, unless the context requires otherwise, the Sections of and Exhibits to this Lease. Except when captions are defined terms followed by their definitions, the captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease.

19.13. Definitions. As used in this Lease and whenever required by the context thereof, each number, both singular and plural, shall include all numbers and in each gender shall include all genders. Landlord and Tenant, as used in this Lease or in any other instrument referred to in or made a part of this Lease, shall likewise include both the singular and the plural, a corporation, limited liability company, partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity.

19.14. Force Majeure. Except for the monetary obligations of either party, any delay in construction, repairs, or rebuilding any building, improvement or other structure herein shall be excused and the time limit extended to the extent that the delay is occasioned by reason of acts of God, labor troubles, laws or regulations of general applicability or other occurrences beyond the reasonable control of a party hereto. In addition, the performance by Landlord of any obligation contained in this Lease, shall be excused and extended for any period of delay caused by the acts or omissions to act of Tenant.

19.15. Broker’s Fee. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except the brokerage firm(s) specified in the Basic Lease Information. Each party (the “Indemnifying Party”) shall hold harmless the other party from all Claims that may be asserted against the other party by any broker, finder or other person with whom the Indemnifying Party has or purportedly has dealt. Landlord shall pay the amount of a commission or fee listed in the Basic Lease Information, if any, to the broker or finder specified in the Basic Lease Information with respect to this Lease. No commission shall be paid on any option or renewal periods. Notwithstanding the foregoing, no broker or finder is a third party beneficiary of any term or provision of this Lease.

19.16. Cumulative Remedies. None of Landlord’s remedies or elections under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies available at law or in equity.

19.17. Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for an Event of Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies.

19.18. Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligation to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant and Tenant’s employees and invitees and their property from the acts of third parties.

19.19. Reservations. Landlord reserves the right to grant such easements as Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps. Tenant further agrees that Landlord may at any time following the execution of this Lease, either directly or through Landlord’s agents, identify Tenant’s name in any marketing materials relating to the Premises or Landlord’s portfolio and/or make press releases or other announcements regarding the leasing of the Premises by Tenant, and Tenant hereby waives any and all Claims in connection therewith.

19.20. Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all parties hereto.

19.21. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

19.22. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY, LOSS OR DAMAGE.

19.23. OFAC Compliance.

19.23.1. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OF AC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

19.23.2. Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

19.23.3. Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be an Event of Default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an Event of Default of this Lease. Simultaneously with the execution of this Lease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001).

19.24. Other Tenancies. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole discretion, determines to be appropriate. Landlord does not warrant, represent or covenant, expressly or impliedly, that any specific lease or leases now or hereafter in effect between Landlord and any third parties will be in effect for any period of time, or that any other tenant shall during the Term continue to occupy any space in the Building. Tenant hereby acknowledges and agrees that, in entering into this Lease, Tenant has not relied upon the continued existence or operation of any other tenant within the Building notwithstanding any other lease or leases in existence at the time of execution hereof or commencement of the Term.

19.25. Survival. All of Tenant’s covenants and obligations under this Lease shall survive the expiration or earlier termination of this Lease, to the extent arising or accruing during the Term of this Lease or based on acts or omissions during the Term of this Lease.

19.26. Intentionally Left Blank

19.27. Energy Disclosure. If Tenant is permitted to contract directly for the provision of electricity, gas or water services to the Premises with the third-party provider, then Tenant shall, within five (5) business days following its receipt of written request from Landlord, provide Landlord with a copy of each requested invoice from the applicable utility provider. Tenant acknowledges that pursuant to California law (the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 22.27 shall survive the expiration or earlier termination of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease on the date first mentioned above.

“Landlord”		“Tenant”

SONDER USA, INC., a Delaware corporation

/s/ THOMAS F. MURPHY		By:	/s/ Francis Davidson
THOMAS F. MURPHY, TRUSTEE OF THE MURPHY TRUST UDT DATED OCTOBER 3, 2003		Name:	Francis Davidson
		Its:	CEO

MARTINA MURPHY, TRUSTEE OF THE MURPHY		By:	/s/ Martin Picard
TRUST UDT DATED OCTOBER 3, 2003		Name:	Martin Picard
By:	/s/ Thomas F. Murphy	Its:	CEO
Thomas F. Murphy,
Attorney-in-Fact

EXHIBIT A

DIAGRAM OF PREMISES AND BUILDING

That certain improved unit commonly known as 101 15th Street, San Francisco, California, consisting of approximately 20,270 sq.ft, which is a part of the Building commonly known as 1500 16th Street, San Francisco, California.

EXHIBIT B

RULES

1. Except as set forth in the Lease, no advertisement, picture or sign of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord. All advertisements, pictures and signs shall be subject to the terms, covenants and conditions of all Applicable Laws. No advertising medium or signage shall be displayed which can be experienced from the outside of any premises at the Property, including, without limitation, flashing lights, searchlights, blinking lights, loudspeakers, phonographs, radios or television. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2. Tenant shall not attach anything to, or alter or puncture in any way, the ceiling of the interior of the Premises.

3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. Except for any awning currently installed at the Premises, if any, no awning, canopy or other projection of any kind over or around the windows or entrances of the Premises shall be installed by Tenant without the prior consent of Landlord, and only such window coverings as are reasonably approved by Landlord shall be used in the Premises.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises.

6. Landlord shall furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant shall not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of the Premises without the prior written consent of Landlord and, in any event, Tenant shall provide Landlord with a key for any such lock.

7. Tenant shall provide its own janitorial service for the Premises. Such services shall be provided for each day Tenant is open for business. The janitorial company, if any, hired by Tenant shall be subject to the reasonable approval of Landlord. All janitorial work for the Premises shall be performed either at night after Tenant closes for business or in the day prior to opening.

8. No person shall go on the roof of the Building without Landlord’s permission.

9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Premises, to such a degree as to be objectionable to Landlord or other tenants or occupants of the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

10. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight. Loading and unloading of merchandise, supplies, materials and other deliverables shall be made only through such entryways and facilities, and shall be made only between the hours of 8:00 a.m. and 5:30 p.m. Tenant shall coordinate all such activities with the Landlord and/or the manager of the Property. Tenant shall be responsible for unlocking, monitoring while open, and locking access doors. All access doors shall remain locked at all times during a delivery that the door is not monitored by an employee of Tenant. Tenant shall not obstruct or permit the obstruction of areas used for loading and unloading, and at no time shall Tenant park or allow its representatives or customers, visitors or invitees to park vehicles therein except for the purpose of loading and unloading in an expeditious manner.

11. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations designated by Landlord or within the Premises, as designated by Landlord.

12. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises. No displays or sales of merchandise shall be allowed in the Common Area or the sidewalks in front of the Premises.

13. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, except for dogs that are well-mannered.

14. Tenant shall not permit any motor vehicles to be washed on any portion of the Property, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Property.

15. Tenant shall not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of Common Area, and Tenant shall not use such areas for any purpose other than access to the Premises. All Common Areas are subject to any rules and regulations regarding their use as Landlord may from time to time establish. Loud noise is prohibited in these areas at all times.

16. Tenant will not park, or permit Tenant’s representatives, visitors, customers or invitees to park, in a manner that unreasonably impedes access to and from the Property or that violates space restrictions, such as loading zones, white zones and handicapped parking zones. Construction vehicles and equipment shall not, at any time, be placed, stored or parked in any white zones in-front of the Building, and such zones shall not be used for parking. Landlord may use such reasonable means as may be necessary to enforce the foregoing regulations, including towing, and Landlord will not be liable for any damage to vehicles towed as a result of noncompliance with such regulations.

17. Tenant shall employ a bonded and licensed exterminator who shall make regular and periodic inspections of the Premises (at least once per month) and who shall take whatever steps shall be necessary for the control and extermination of cockroaches, bugs and/or vermin within the Premises.

18. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures and plumbing systems shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein.

19. Tenant shall be solely responsible for taking all actions necessary to protect the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

20. Tenant shall ensure that all doors of the Premises are closed and locked, and that all water faucets, water apparatus and electrical equipment (other than security, life safety or refrigeration systems) are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage.

21. Tenant shall comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency. In the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord’s opinion, Landlord shall be entitled (but not obligated) to prevent access to the Building and/or the Premises during the continuance of the same by such action as Landlord may deem appropriate, including closing entrances to the Building and/or the Premises.

22. All contractors and technicians rendering any installation service to Tenant at or about the Premises, including installation of telephone, telegraph equipment and Building systems, and all installations affecting floors, walls, woodwork, windows, ceilings and any other component of the Building and/or the Premises (or any portion thereof), shall be subject to Landlord’s approval prior to performing services and subject to Landlord’s supervision during the performance of such services.

23. These Rules are in addition to, and shall not be construed to in any way limit, Tenant’s obligations under the Lease.

24. Landlord may waive any one or more of these Rules for the benefit of any particular tenant or occupant of the Property, but no such waiver by Landlord shall be construed as a waiver of such Rules in favor of any other tenant or occupant, nor prevent Landlord from thereafter enforcing any such Rules against any or all of the tenants or occupants of the Building.

EXHIBIT C

DISABILITY ACCESS OBLIGATIONS NOTICE

UNDER SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38

Before you, as the Tenant, enter into this Lease with us, the Landlord, for the property located at 101 15th Street, San Francisco, California (the “Property”), please be aware of the following important information about this Lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with the applicable Federal and State disability access Laws. You may wish to consult with an attorney prior to entering this Lease to make sure that you understand your obligations under Federal and State disability access Laws. The Landlord must provide you with a copy of the Small Business Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access Laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the Lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The Lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under Federal and State disability access Laws. You may wish to review those provisions with your attorney prior to entering this Lease to make sure you understand your obligations under the Lease.

PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

By signing below, I confirm that I have read and understood the Disability Access Obligations Notice.

“Landlord”		“Tenant”

SONDER USA, INC., a Delaware corporation

/s/ THOMAS F. MURPHY		By:	/s/ Francis Davidson
THOMAS F. MURPHY, TRUSTEE OF THE MURPHY TRUST UDT DATED OCTOBER 3, 2003		Name:	Francis Davidson
		Its:	CEO

		By:	/s/ Martin Picard
MARTINA MURPHY, TRUSTEE OF THE MURPHY		Name:	Martin Picard
TRUST UDT DATED OCTOBER 3, 2003		Its:	CEO

By:	/s/ Thomas F. Murphy
Thomas F. Murphy,
Attorney-in-Fact

EXHIBIT D

DISABILITY ACCESS BROCHURE

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

Businesses
Have you received an ADA notice?

no → **No Notice**

Pre-Assessment by Office of Small Business (OSB) & SF SHINES
- low amount of barriers
- medium amount of barriers
- high amount of barriers

yes → **Notice**
1. The business receives a letter(s). The letter(s) may be sent by a person with disability claiming he/she encountered accessibility problems while visiting your business. This letter(s) is often a precursor to a state or federal lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.
2. The business has received a lawsuit.

Attorney
Contact an experienced legal consultant or the Office of Small Business to respond to the letter or lawsuit.

CASp Action (see below)
- consult
- inspection report
- "readily achievable" solutions

Remediation/Resolution
Low, medium, high barriers scope of work by AND or an alternative architecture firm.

Certified Access Specialist (CASp)

Signed into law on September 28, 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay (a temporary stop) of the lawsuit filed in State Court and an Early Evaluation Conference (EEC) to explore fair settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal.

COMPLIANCE VS. LAWSUIT

Compliance is a recommended investment as not only will your business be less vulnerable to drive-by lawsuits, but you gain a growing market of seniors, families with baby strollers, and persons with disabilities. Cost will depend on the type of alterations, and on what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider **the potential costs** of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation. The average cost to comply with a plaintiff's requested barrier removal is less than $4,000, according to **amicus curiae** brief filed in the Ninth Circuit of Appeal, *Jerry Doran v. Del Taco, Inc.* Fighting a lawsuit including paying a settlement may cost around $30,000, **according to** OSB. Investing in Certified **Access Inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits.**

BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

Certified Access Specialists
www.sfgov.org/osb

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

San Francisco Bar Association
The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from their panel of experienced lawyers.

www.sfbar.org/lawyerreferrals/index.aspx

BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
Business Briefs
www.ada.gov/business.htm#anchor-briefs

ADA Guide for Small Businesses
www.ada.gov/publicat.htm#Anchor-ADA-35326

DOJ toll-free ADA information line 800-514-0301

Department of Building Inspection - Technical Services Division
DBI staff persons are available to review state access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.

415-558-6084, www.sfgov.org/dbi

A Guide to Disabled Accessibility Compliance

Small Business Commission Access Information Notice

Presidio
Marina
Seacliff
Richmond
Golden Gate Park
Haight Ashbury
South of Market
Mission
Sunset
Castro
Twin Peaks
Noe Valley
Bernal Heights
Bayview
Parkside
Lake Merced
Excelsior
Visitacion Valley
Crocker Amazon

San Francisco

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

DISABLED ACCESSIBILITY

Two Sets of Access Laws

There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.

The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.

Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws.

Non Compliance

If the building is not compliant with California Title 24, the citizen complaint is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.

If the citizen's complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an "inspection" mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated.

Who is Required to Remove Barriers?

Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working, dining in a restaurant or taking public transit. If your business provides goods and services to the public, you are required to remove barriers if doing so is "readily achievable." Such a business is called a public accommodation because it serves the public. If your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.

Readily Achievable

"Readily achievable" means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgement. "Readily achievable" is based on factors including review of the overall nature of the business and its financial statements.

This document is intended as informal technical guidance.

It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.